Exhibit 99.1

Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Reports Cooperation in Governmental Inquiries

SCOTTSDALE, ARIZ. – July 23, 2012 – Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of automotive technician training, announced today that the United States Department of Justice has notified the Company that it is the subject of a preliminary investigation concerning Federal False Claims Act (31 U.S.C. § 3729 et seq.) claims. The Company understands that a former employee alleged UTI’s compensation of its enrollment counselors violated the “incentive compensation ban” of Title IV of the Higher Education Act, amongst other potential violations allegedly occurring over a number of years. The Company intends to fully cooperate with the DOJ’s preliminary investigation. There are no requests for production of documents to date. Pursuant to applicable law and the United States’ request, UTI cannot make further disclosures concerning this matter.

The same former employee who made allegations subject to the aforementioned DOJ preliminary investigation also filed a complaint with the Occupational Safety and Health Administration of the U.S. Department of Labor, alleging retaliatory employment practices in violation of the whistleblower provisions of the Sarbanes-Oxley Act of 2002. The Company received a request from the DOL in May 2012 to furnish documents and other information in response to this complaint. The Company believes that the former employee was properly terminated based upon failure of performance and not for any illegal or retaliatory reason, and it intends to vigorously defend the claims asserted. The Company has timely provided the information requested by the government and will continue to cooperate fully with the DOL.

About Universal Technical Institute, Inc.

Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 160,000 graduates in its 47-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI). To learn more about UTI and its training services, log on to www.uti.edu.

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.